Exhibit 10.5

LYONDELL CHEMICAL COMPANY

EXECUTIVE LONG TERM DISABILITY PLAN

(Amended and Restated effective January 1, 2009)

6.12	Clerical Error	13
6.13	Limitation of Rights	14
6.14	Information To Be Furnished	14
6.15	Statements	14
6.16	Waiver or Estoppel	14
6.17	Legal Proceedings	14
6.18	Time Limitation	14
6.19	Unknown Whereabouts	14
6.20	Health Care Responsibilities	15
6.21	Other Salary-Related Plans	15
6.22	Abuse of Coverage	15
6.23	Preemption of State Law	15
6.24	Confidentiality of Personal Information	15

ii

LYONDELL CHEMICAL COMPANY

EXECUTIVE LONG TERM DISABILITY PLAN

(As Amended and Restated effective January 1, 2009)

RECITALS

WHEREAS, Lyondell Chemical Company has previously established the Lyondell Chemical Company Executive Long Term Disability Plan (the “Plan”) in order to provide long term disability benefits to a select group of employees of the Company and its subsidiaries and affiliates (the “Participating Employers”); and,

WHEREAS, the Company desires to amend and restate the Plan, effective as of January 1, 2009, intending thereby to (a) update the Benefits and other provisions of the Plan, and (b) restrict eligibility in the Plan to only those employees of the Company and the Affiliated Employers who have been elected as officers of LyondellBasell Industries AF S.C.A.

NOW, THEREFORE, the Company hereby amends and restates the Plan to read as follows, from and after January 1, 2009:

ARTICLE I

INTRODUCTION

1.1 Purpose of the Plan: The purpose of the Plan is to provide long term disability Benefits, in excess of what is provided to Eligible Employees pursuant to the LyondellBasell Non-Represented Employee Long Term Disability Plan, only to certain executive employees of the Participating Employers when they can no longer perform their work for a Participating Employer due to a qualifying Total Disability. In furtherance thereof, this Plan document and the Insurance Contracts attached hereto shall set forth the provisions for the administration and operation of those Benefits. This Plan and its accompanying exhibits will be the sole documents used in determining Plan Benefits for which Participants may be eligible, and these documents may be amended or terminated at any time by the Plan Administrator in accordance with the procedures listed herein. Any amendment or termination so made shall be binding on each Participant and on any other entity(ies) referred to in this Plan. Except to the extent provided herein, nothing in the Plan shall be construed to affect the provisions of any other plan or program of benefits maintained by the Company.

1.2 Scope of the Plan and Relationship to the Insurance Contract: The Plan may be funded by Insurance Contracts, Trusts, Participant contributions, the general assets of the Company or any combination thereof. If any Plan Benefits are provided through Insurance Contracts, such contracts will be included as appendices to this Plan document, thereby forming a part of this Plan document for all purposes, and no Benefits shall be payable through such Insurance Contracts unless the Insurer reasonably determines the claimant is entitled to them, subject to the other terms as stated herein. Notwithstanding the above, on no account shall a separate bank account, if any, established by a Participating Employer to fund its Plan obligations be considered owned by or an asset of the Plan, nor shall such fund be considered a Trust, unless a Trust Agreement is entered into by the Company assigning both such designations thereto.

1.3 Applicable Laws: The Company intends this Plan to comply with all applicable federal laws and their regulations, as amended. To the extent that any provision in this Plan must be interpreted or construed, the Plan Administrator and, by way of delegation and if applicable, the Insurer, shall have the authority, both jointly and severally, to exercise such discretion in a non-arbitrary and non-capricious manner, and the Plan shall be interpreted or construed in such a manner as is necessary for the Plan to be in compliance with all applicable laws.

1.4 Number and Gender: Wherever appropriate, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

1.5 Headings: The headings of Articles and Sections herein are included solely for convenience. If there is any conflict between such headings and the text of the Plan, the text shall control. All references to Sections, Articles, Paragraphs, and Clauses are to this document unless otherwise indicated.

ARTICLE II

DEFINITIONS

2.1 Definitions: The following additional terms shall have the following meanings, unless a different meaning is clearly required by the context.

Beneficiary means any person entitled to receive Benefits from the Plan in accordance with the terms of the Insurance Contracts.

Benefits mean the amounts payable under the terms of this Plan document and/or Summary Plan Description (as may be limited or further described in an Insurance Contract applicable hereto).

Code means the Internal Revenue Code of 1986 and regulations promulgated thereunder, both as currently in existence or hereafter amended.

Company means Lyondell Chemical Company and any successor company. References to the Company herein shall include, where applicable and unless the context indicates otherwise, any Participating Employer.

Coverage Option means the long term disability coverage options listed in the Insurance Contracts and/or Summary Plan Description, if any.

Eligible Employee means an individual who meets the eligibility requirements for participation in the Plan pursuant to Section 3.1 (Participant Eligibility) herein.

ERISA means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder, both as currently in existence or hereafter amended.

Insurance Contract means only those Insurance Contracts which have been purchased to provide some or all of the Benefits hereunder. A copy of the current Insurance Contracts shall be attached hereto as Appendix B, and such appendix shall be considered updated concurrently with any changes to such Insurance Contracts. An Insurance Contract may be purchased to fund benefits both hereunder and pursuant to the LyondellBasell Non-Represented Employee Long Term Disability Plan and, if a contract is so purchased, only the provisions relating to Benefits provided hereunder shall be considered included under the term “Insurance Contract”.

Insurer means any entity which issued the Insurance Contract(s) from which the Company funds, partially or totally, Plan Benefits.

Participant means each eligible person participating in the Plan.

Participating Employer means, individually, the Company and any successor company, together with any subsidiary or affiliate of Lyondell Chemical Company upon (i) authorization of the Remuneration Committee of the Supervisory Board of LyondellBasell Industries AF S.C.A. or its delegate(s) to participate in the Plan with respect to one or more Benefit Programs, and (ii) adoption of this Plan by the board of directors or other equivalent governing body or authority of any such authorized subsidiary or affiliate or its delegate(s). Initially, the Participating Employers shall be Lyondell Chemical Company, Equistar Chemicals, LP, Millennium Specialty Chemicals Inc., Houston Refining LP and Basell USA Inc.

Plan means the Lyondell Chemical Company Executive Long Term Disability Plan, as amended and restated effective January 1, 2009, and as may be hereafter amended and restated from time to time.

Plan Administrator means the person, committee or other entity designated by the Board of Directors of the Company to oversee the general administration of the Plan, or, if none is so designated, the Company.

Summary Plan Description means this Plan’s summary plan description.

Total Disability means a disability incurred by a Participant which qualifies such person to receive Benefits hereunder pursuant to the applicable Insurance Contract and/or Summary Plan Description.

Trust means the account(s) created by any Trust Agreement(s) established by the Plan Administrator and/or the Company on behalf of the Plan.

Trust Agreement(s) means the written document(s) entered into by the Company or the Plan, if any, to establish a Trust.

ARTICLE III

ELIGIBILITY

3.1 Participant Eligibility: Participation in the Plan shall be limited only to certain Employees of the Participating Employers who have been elected officers of LyondellBasell Industries AF S.C.A. Any person other than as stated above which is participating in the Plan as of December 31, 2008, shall no longer be considered a Participant hereunder as of January 1, 2009. Eligibility for Benefits shall terminate consistent with Plan requirements, amendment of the Insurance Contracts through which some or all of the Benefits may be funded, or other termination of coverage caused either through termination or amendment of the Plan, or as of the date a Participating Employer no longer participates in the Plan.

3.2 Additional Eligibility: If an individual has entered into a contractual relationship with the Company whereby such individual may continue participation in the Plan other than as described herein, such coverage shall be extended only to such individuals as therein described and only as hereafter approved in writing by the Company on or after January 1, 2009. No other provision of the Plan shall be altered in any way by such contractual relationship including, but not limited to, the right to amend and/or terminate this Plan, other than as described in such exhibit(s).

3.3 Eligibility Subject to Discretion: Notwithstanding anything contained herein, simply because the Company has the authority to extend Plan eligibility to certain individuals shall not be considered a requirement to so extend eligibility, and all eligibility provisions of the Plan shall be subject to the amendment and termination provisions stated elsewhere herein.

3.4 Participant Contributions: The amount and frequency of contributions required from a Participant in order to participate in the Plan, if any, shall be determined by the Company and shall be communicated to Participants in a manner which complies with applicable law. Further, the amount and/or frequency of Participants’ contributions shall be subject to change by and in the sole discretion of the Company, and Participants shall be advised of any such change.

ARTICLE IV

BENEFITS

4.1 Benefits Provided: The only Benefits provided under this Plan are those described in the Insurance Contracts and the Summary Plan Description relating to Total Disability, and which are applicable hereto. A Participant shall be eligible for such Benefits subject to such conditions as are provided in the Insurance Contracts or Summary Plan Description, as applicable, or, where inconsistent, as provided for herein, and Benefits offered to each Participant shall depend on the Coverage Option selected by or for that Participant, if any. There shall be no requirement for any Participating Employer, Insurer or any other entity to offer all Coverage Options to all Participants.

4.2 Presenting Claims for Benefits: Any person claiming Benefits under this Plan shall make such claim in accordance with the provisions of the Summary Plan Description and/or Insurance Contracts, and all such claims shall be subject to, and processed by the Plan Administrator or Insurer, as applicable, in accordance therewith.

(a) Each Coverage Option may have different requirements for filing claims and appealing denials of claims. All such requirements shall be included in the Summary Plan Description, Insurance Contract or otherwise communicated to Participants.

(b) Participants may file claims and appeal adverse claim decisions either themselves or through an authorized representative. An “authorized representative” shall mean a person the Participant authorizes, in writing to the Plan, to act on the Participant’s behalf. The Plan will also recognize a court order giving a person authority to submit claims on the Participant’s behalf.

(c) If the Participant’s claims and/or appeals are denied in whole or in part, a written notice of the denial shall be sent to the Participant.

4.3 Payment of Benefits: Any Benefit payment made by the Plan in accordance with the Plan’s provisions shall fully discharge the Plan, the Company, any Participating Employer, the Insurer, the Plan Administrator and any other Plan fiduciary to the extent of such payment.

4.4 Incapacitated Participants: If the Plan Administrator and/or Insurer, as applicable, determines that any Participant is legally incapable of giving a valid receipt for any payment due to him/her, and no guardian for this individual has been appointed, such payment may be made to the individual or individuals who, in the professional judgment of the applicable claims processor, has assumed the care and principal support of the incapable Participant, and any payment made by the Plan in accordance with this provision shall fully discharge the Participating Employers, the Plan, the Plan Administrator and/or the Insurer(s), as applicable, from liability to the extent of such payment.

4.5 Payments After Death of Participant: If a Participant dies before all amounts due and payable to him/her have been paid, such amounts shall be paid or provided to the Participant’s Beneficiary(ies) designated under the Lyondell Chemical Company Executive Employee Life Insurance Plan or, if none is so designated, to the Participant’s estate through its executor. Any payment made by the Plan in accordance with this provision shall fully discharge the Participating Employers, the Plan, the Plan Administrator and/or the Insurer(s), as applicable, from liability to the extent of such payment.

4.6 Right to Receive and Release Necessary Information: The Plan, Plan Administrator, an Insurer, a Participating Employer and/or their designees have the right to obtain, receive and release all information in order to administer the Benefits. As a precondition to receiving Benefits, an individual claiming Benefits hereunder (or their Beneficiary, if applicable) is required to furnish to the Plan, Plan Administrator and/or Insurer, and/or their designees, all information such may deem necessary, in their discretion, for the proper administration of the Plan, which includes but is not limited to, all information regarding the medical condition of the Participant for which Benefits are to be, are being or have been paid.

4.7 Right of Recovery: If Benefit payments have been made by the Plan (including, but not limited to, payments made by an Insurer) in excess of the maximum amount payable under the terms of the Plan, the Plan’s designated representative (including, but not limited to, the applicable Insurer) has the right to recover the excess amount paid on behalf of the Plan or themselves, as applicable. The Plan shall have the right to recover the excess Benefit from any entity in possession thereof. If any entities shall fail or refuse to return any overpayments to the Plan, the Plan and/or Insurer shall have a right to initiate legal action in whatever form against such entities, terminate all eligibility to future Benefit payments otherwise payable to such entities from the Plan from either the same or subsequent claim, and/or offset all future Benefit payments otherwise payable to such entities from the Plan from either the same or subsequent claim until the amount of overpayment is recovered.

4.8 Underpayments: If payments which should have been made under the provisions of this Plan are made under any other plans, the Plan shall have the right to pay over to the organization(s) making such payments the amount which should have been paid under this Plan. The payment shall be considered as Benefits paid under this Plan and any payment made by the Plan in accordance with this provision shall fully discharge the Participating Employers, the Plan, the Plan Administrator and/or the Insurer(s), as applicable, from liability to the extent of such payment.

4.9 Disclosure of Medical Records: By electing coverage under this Plan, the Plan and its designated representatives (including, but not limited to, the applicable Insurer) may receive and disclose a Participant’s medical information in connection with the payment of Benefits and the operation of this Plan. Election of coverage under the Plan will constitute the Participant’s consent to the Plan’s use of records for this purpose.

4.10 Conversion or Individual Policy: If a conversion or individual policy of insurance is made available from an Insurer to a Participant, upon election of coverage under such policy, the Insurer will be the sole provider of the benefits provided by such policy. Benefits provided under a conversion or individual policy shall not be Benefits, as defined hereunder and shall not be an obligation of the Plan or any Participating Employers.

ARTICLE V

ADMINISTRATION AND FUNDING

5.1 Plan Administration: The general administration of the Plan shall be vested in the Plan Administrator, who shall be appointed by the Board of Directors of the Company. Each Insurer, with the general approval of the Company or the Plan Administrator by way of an Insurance Contract or other such vehicle, may also establish procedures for the filing and administration of claims under the Coverage Options for which they either provide administrative services or insure, and which procedures shall be set forth in the Plan’s Summary Plan Description or otherwise communicated to Participants. All such procedures shall be consistent with applicable federal law.

5.2 Plan Administrator Authority: The Plan Administrator shall administer the Plan in accordance with its terms and establish its policies, interpretations, practices and procedures. For the terms of the Plan not provided in the Insurance Contracts, and except as stated elsewhere in the Plan, the Plan Administrator shall have sole discretionary authority to the maximum extent allowed by applicable law, and in a non-arbitrary and non-capricious manner, to construe and interpret the terms and provisions of the Plan, to make determinations regarding issues which relate to eligibility for Benefits, to decide disputes which may arise relative to a Participant’s rights, and to decide questions of Plan interpretation and those of fact relating to the Plan (including the right to remedy possible ambiguities, inconsistencies or omissions). The Plan Administrator shall exercise such discretion as it deems necessary for the Plan to be in compliance with all applicable laws and regulations. The decisions of the Plan Administrator will be final and binding on all interested parties.

(a) While the Plan Administrator has full discretion and authority to finally grant or deny Benefits under the Plan, the Company and/or the Plan Administrator may delegate, and hereby does delegate to the applicable Insurer, discretionary authority to make binding decisions regarding claims for Benefits and appeals of such claims. To the extent of any such delegation, the determination of the applicable Insurer on appeal will be final and binding.

(b) Notwithstanding anything else contained herein, the administration of the Insurance Contracts shall be vested solely in the applicable Insurer.

(c) Notwithstanding anything else contained herein, no entity other than the Company may act to expand the Benefits or classes of eligibility described in Section 3.1 herein.

(d) For actions to be taken by the Company, either as the Plan Sponsor or Plan Administrator, a Board resolution shall not be required unless specifically stated herein, with a written document signed by an authorized officer (or its delegate(s)) being hereby deemed sufficient.

5.3 Plan Administrator Duties: The Plan Administrator shall have all powers necessary or proper to administer the Plan and to discharge its duties under the Plan, including, but not limited to, the following powers:

(a) To make and enforce such rules, regulations, and procedures as it may deem necessary or proper for the orderly and efficient administration of the Plan;

(b) To enter into agreements with vendors to perform services for the Plan and/or the Company with respect to the Plan;

(c) To prepare and distribute information explaining the Plan;

(d) To obtain from the Company, Participants, Participating Employers, Beneficiaries and any other person(s) such information as may be necessary for the proper administration of the Plan;

(e) To sue or cause suit to be brought in the name of the Plan; and

(f) To establish a claims procedure, including a procedure for the review of any claims made against the Plan which have been denied.

5.4 Expenses: The assets of the Company or, if available, Plan assets may be used to pay the reasonable expenses incident to the administration of the Plan, including, but not limited to, the compensation of any legal counsel, advisors, or other technical or clerical assistance as may be required; and any other expenses incidental to the operation of the Plan that the Plan Administrator determines are proper. Expenses of the Plan may be prorated, as determined by the Plan Administrator, among the Company, Participating Employers and/or among one or more trusts used to fund the Plan, if any.

5.5 Reliance on Reports, Certificates and Participant Information: The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports furnished by an actuary, accountant, controller, counsel, Insurer or any other person who is employed or engaged for such purposes. Moreover, any party with the responsibility to administer, either as a fiduciary or otherwise, the provisions of the Plan shall be entitled to rely upon information furnished by a Participant, including, but not limited to, such person’s current mailing address.

5.6 Indemnification: The Company shall indemnify and hold harmless the Plan Administrator (and each member thereof, if a committee), as well as each employee of the Company who assists the Plan Administrator, against any and all expenses and liabilities arising out of such person’s Plan administrative functions or fiduciary responsibilities, as applicable, including, but not limited to, any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities arising out of such individual’s own gross negligence or willful misconduct. Such expenses to be indemnified hereunder include, but are not limited to, the amounts of any settlement, judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought. Notwithstanding the foregoing provisions of this Section, this Section shall not apply to, and the Company shall not indemnify against, any expense that was incurred without the general consent or approval of the Company, which consent or approval may be granted orally, it being understood that the Company does not consent to or approve of a violation of the terms of the Plan or any action constituting the gross negligence or willful misconduct of any employee.

5.7 Funding Policy: The Plan Administrator in its sole discretion may a funding mechanism as is necessary to carry out the purposes of that program, and consistent with the funding requirements established by the Company.

5.8 Amendment and Termination: Notwithstanding any other communication, either oral or written, made by an employee or representative of the Company, an Administrative Services Provider, or any other individual or entity, it is understood that the Company reserves the absolute and unconditional right to amend and/or terminate the Plan and any or all Benefits provided for hereunder from time to time, including, but not limited to, the right to reduce or eliminate Benefits provided pursuant to the provisions of the Plan as such provisions currently exist or may hereafter exist, and the right to amend prospectively or retroactively. The Plan may be amended at any time and from time to time by a written instrument signed by an officer of the Company duly authorized by the Board of Directors of the Company.

5.9 Effect of Amendment or Termination: If the Plan is amended or terminated, each Participant and their Beneficiaries shall have no further rights under any prior version of the amended or terminated Plan provisions, and the Plan Administrator, Insurers and the Participating Employers shall have no further obligations under such prior sections, except as otherwise specifically provided under the amended terms of the Plan and/or the Insurance Contracts, as applicable. However, no amendment or termination shall be made that would diminish any accrued Benefits arising from incurred but unpaid claims of Participants and/or Beneficiaries existing prior to the effective date of such amendment or termination. Furthermore, if a Participating Employer no longer participates in the Plan, such employer may still be responsible, in the sole discretion of the Plan Administrator, to fund any and all Benefits incurred by its affiliated Participants both prior to and after such termination of such employer’s participation in the Plan, as well as any reasonable expenses incurred by the Plan Administrator and the Company in accomplishing the Participating Employer’s withdrawal of participation.

5.10 Information from a Participating Employer: The Participating Employers shall supply full and timely information to the Company, the Plan Administrator and Insurers, as applicable, of all matters relating to the employment of its Eligible Employees, or any other information in its possession, for purposes of determining eligibility for Benefits, and such other pertinent facts as the Company, Plan Administrator or Insurers may require.

5.11 Effect of Oral or Written Statements: Any oral or written representations made by an employee or representative of the Company, an Insurer, the Plan Administrator or any other individual or entity that alter, modify, amend, or are inconsistent with the written terms of the Plan shall be invalid and unenforceable and may not be relied upon by any Eligible Employee, Beneficiary, Eligible Dependent, service provider, or other individual or entity, unless such representation meets the requirements of an amendment or termination of the Plan pursuant to Section 5.8 above.

5.12 Adoption of Plan by Participating Employers: It is contemplated that Participating Employers may participate in the Plan. By its participation in the Plan, each

Participating Employer acknowledges the appointment and power of the Plan Administrator and agrees to the Plan’s terms, including, but not limited to, the Participating Employer’s funding obligations to the Plan. Any such Participating Employer also authorizes and designates the Company and the Plan Administrator as their agents to act in all transactions affecting the continued operation of the Plan. The Company in its discretion may terminate a Participating Employer’s Plan participation at any time by giving reasonable notice of such termination to the employer.

5.13 Information from a Participating Employer: Participating Employers shall supply full and timely information to the Plan Administrator and/or Insurer of all matters relating to the employment of its Employees, or any other information in its possession, for purposes of determining eligibility for and the amount of Benefits, and such other pertinent facts as the Plan Administrator or Insurer may require.

ARTICLE VI

GENERAL PROVISIONS

6.1 No Guarantee of Employment: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between a Participating Employer and any Eligible Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Eligible Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge an Eligible Employee at any time, to give the Company the right to require the Eligible Employee to remain in its employ, nor to interfere with any Eligible Employee’s right to terminate his employment relationship with the Company at any time.

6.2 Controlling Law: This Plan shall be construed, administered and governed in all respects under applicable federal law, and to the extent that the Plan Administrator determines federal law has been finally judged inapplicable in any particular circumstance, under the laws of the State of Texas as to such a circumstance. If any provision of this Plan shall be held by a court or government agency of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

6.3 Invalidity of Particular Provisions: In the event any provision of this Plan adopted hereunder shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan adopted hereunder shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

6.4 No Vested Right to Benefits: Nothing in the Plan, or any other document describing, interpreting or relating to the Plan shall be construed to provide vested, nonforfeitable, nonterminable or nonchangeable Benefits or rights thereto. No communication, written or oral, may modify, supersede or void the written terms of the Plan unless such communication constitutes a valid amendment of the Plan adopted pursuant to the procedures described elsewhere herein.

6.5 Non-Alienation of Benefits: No Benefit payment under this Plan shall be subject in any way to alienation, sale, transfer, pledge, attachment, garnishment, execution or encumbrance of any kind, and any attempt to accomplish the same shall be void. If the Plan Administrator shall find that such an attempt has been made with respect to any payment due or to become due to any Participant, the Plan Administrator in its sole discretion may terminate or otherwise modify the interest of such Participant in such payment, and in such case shall apply the amount of such payment to or for the benefit of such Participant as the Plan Administrator may determine, and any such application shall be a complete discharge of all liability with respect to such Benefit.

6.6 Payments in Satisfaction of Claims: Any payment or distribution to any Participant or Beneficiary in accordance with the provisions of the Plan shall be in full satisfaction of all claims under the Plan. Furthermore, such payments will operate as a complete discharge of any liabilities of the Plan, the Plan Administrator, the Company (including any employees of the Company) and any Insurers. In the event any uncertainty shall develop as to the person to whom payment of any Benefit shall be made, the payment of all or any part of those Benefits may be withheld until the dispute has been resolved to the satisfaction of the Plan Administrator or, if authority to determine the Benefits payable has been delegated to an Insurer, to the satisfaction of the applicable Administrative Services Provider or Insurer.

6.7 Payments Due Minors and Incompetents: If the Plan Administrator or Insurer, as applicable, determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Plan Administrator or Insurer, as applicable, shall have power to cause the payments becoming due to such person to be made to another for the benefit of such minor or incompetent, without the Plan Administrator or Insurer being responsible to see to the application of such payment. Furthermore, such payments will operate as a complete discharge of any liabilities of the Plan, the Plan Administrator, the Company and any Insurers.

6.8 No Guarantee of Tax Consequences. Neither the Company, the Plan Administrator, an Insurer or other person, as applicable, makes any commitment or guarantee that any benefits provided or amounts paid to or for the benefit of a Participant hereunder will be excludable from the Participant’s gross income for federal or state income and employment tax purposes, or that any other federal or state tax treatment will apply to or be available to any Participant. It shall be the obligation of each Participant to determine whether each payment hereunder is excludable from the Participant’s gross income for federal and state income and employment tax purposes. In addition, should any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements be applicable to the Benefits provided under the Plan, the Participant and any Beneficiary shall make appropriate arrangements with the Company to satisfy any such requirements. If no such arrangements are made, the Company may provide, at its discretion, for withholding and tax payments as required.

6.9 Indemnification of Plan, Company and/or Participating Employers: If any Participant receives any payment hereunder that is not for a covered Benefit, such Participant, or if a dependent child, a parent of that child, shall indemnify and reimburse the Plan, Company and/or Participating Employer for any liability each may incur with regard to such payment, including but not limited to a failure to withhold federal or state income tax or social security tax from such payments.

6.10 Acceptance of Terms of Plan: As a condition of participation in the Plan, each Participant agrees on behalf of themselves and their dependents, heirs, legal representatives and assigns to be bound by the provisions of this Plan.

6.11 Evidences of Action by the Company or Participating Employer: Any action required by any provision of this Plan to be taken by the Company or by any Participating Employer shall be evidenced by a written document issued by an appropriate corporate officer. All interested parties may rely upon, and shall be fully protected in acting in accordance with, such written documents and/or resolutions.

6.12 Clerical Error: Any clerical error by the Company, the Plan Administrator, an Insurer or other person, as applicable, in keeping pertinent records, or a delay in making any changes, will not invalidate coverage otherwise validly in force or continue coverage validly terminated. An equitable adjustment of contributions will be made when the error or delay is discovered. If, due to a clerical error, an overpayment occurs in a Plan payment, the Plan retains a contractual right to the overpayment from the party paid or the Participant upon whose behalf the payment was made.

6.13 Limitation of Rights: Neither the establishment of the Plan nor any amendment thereof, nor the payment of any Benefits will be construed as giving to any person any legal or equitable right against the Company, the Plan, the Plan Administrator, an Insurer or other person, as applicable, or their respective officers and directors, as an Employee or otherwise, except as expressly provided herein.

6.14 Information To Be Furnished: Participants shall provide the Company, Participating Employers, the Plan Administrator, an Insurer or other person, as applicable, with whatever information as may reasonably be requested from time to time for the purpose of administering the Plan.

6.15 Statements: All coverage provided under the Plan is based on the truthfulness of statements made by Participants, either in a written enrollment form or otherwise. Coverage can be voided, and any claims erroneously paid can be recovered by the Plan, if such coverage was provided or claim paid based on any misrepresentation or fraudulent misstatement made to the Company, the Plan Administrator, an Insurer or other person, as applicable, by or on behalf of such Participant.

6.16 Waiver or Estoppel: No term, condition or provision of the Plan shall be waived, and there shall be no estoppel against the enforcement of any provision of the Plan, except by written direction of the Plan Administrator. No such waiver shall be deemed a continuing waiver unless specifically stated. Each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. No failure to enforce any provision of this Plan shall affect the right thereafter to enforce such provision, nor shall such failure affect its right to enforce any other provision of this Plan.

6.17 Legal Proceedings: No action at law or in equity shall be brought to recover on the Plan prior to the expiration of the claims and review procedures set out in the documents describing the Benefits hereto. No such legal action shall be valid if brought more than 3 years from the expiration of the time within which proof of loss is required by the Plan, or such longer period if allowed by applicable law.

6.18 Time Limitation: If any time limitation of the Plan with respect to giving notice of claim or furnishing proof of loss, or the bringing of an action at law or in equity, is less than that permitted by applicable law, such limitation is hereby extended to agree with the minimum period permitted by such law.

6.19 Unknown Whereabouts: It shall be the affirmative duty of each Participant to inform and update the Company, the Plan Administrator and the Insurer, as applicable, regarding the Participant’s and his/her Beneficiaries’ current mailing address. If a Participant fails to perform this function, neither the Company, the Plan, the Plan Administrator, an Insurer or other person, as applicable, shall be responsible for any late payment or loss of Benefits or for failure of any notice to be provided or provided timely under the terms of the Plan to such individual.

6.20 Health Care Responsibilities: All responsibility for health care decisions with respect to a Participant concerning any treatment, choice of health care provider, drug, service or supply shall rest exclusively with the Participant and/or the Participant’s treating health care provider. The Participating Employers, Plan Administrator and Insurers have no responsibility for any such medical decision(s) or for any act(s) or omission(s) of the Participant or any physician, hospital, pharmacist, nurse, or other provider of health care goods or services.

6.21 Other Salary-Related Plans: It is intended that any salary-related benefit plans that are maintained or sponsored by the Company or a Participating Employer shall not be affected by this Plan. Any benefits under such other plans with respect to a Participant shall, to the extent permitted by law and applicable plan documents, be based on the Participant’s salary or compensation without regard to any Benefits paid or available under this Plan.

6.22 Abuse of Coverage: In the event that the Plan Administrator makes a good faith determination, in its sole discretion, that evidence exists that a Participant is attempting to abuse Plan coverage or Benefits by attempting or aiding the filing of claims to which a person is not entitled, the Plan Administrator may limit or terminate the coverage or Benefits provided to said Participant to the extent necessary, in the Plan Administrator’s sole discretion, to prevent such abuse, and shall be entitled to turn over all information to appropriate governmental authorities to investigate whether fraud has taken place under federal and/or state law. Any such termination or limitation of coverage or Benefits shall be effective at 11:59 p.m. on the date that the Plan Administrator mails or otherwise provides written notice of same to the Participant. Coverage or Benefits limited or terminated pursuant to this Section may be reinstated upon the Plan Administrator’s determination, in its sole discretion, that the Participant has presented satisfactory evidence that abuse of Plan coverage or Benefits did not occur or that further attempts at such abuse are unlikely to occur. Notwithstanding the above, neither this paragraph nor any provision of this Plan shall be used in any way to discriminate against a Participant in the valid exercise of his/her rights hereunder, including, but not limited to, the election of coverage and the claiming of Benefits to which the Participant is entitled under the terms of the Plan.

6.23 Preemption of State Law: This Plan and all of its provisions shall be preempted from any and all state laws, to the maximum extent provided by ERISA and any other federal law. If any provision of an Insurance Contract or Summary Plan Description purports to allow a state statute or regulation to mandate or otherwise regulate the administration or provision of Benefits provided by this Plan, such provision shall be invalid unless the Company, in its sole discretion, determines otherwise. The mere acceptance of an Insurance Contract to fund, in whole or in part, the Benefits provided by this Plan shall not be considered an affirmative act of the Company to so determine.

6.24 Confidentiality of Personal Information: The Participating Employers, Insurers and Plan Administrator shall comply with all applicable laws relating to the confidentiality and security of personal information relating to Participants and Beneficiaries. This Plan shall not be considered a “group health plan”, as defined by ERISA and the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), and shall not be subject to regulation as such.

IN WITNESS WHEREOF, the Company and the Participating Employers, by signature of their authorized officers, hereby adopt this document as the plan document for the Plan effective as of January 1, 2009, and agree to be bound by and subject to all provisions of the Plan, as applicable. In addition, Lyondell Chemical Company and the Participating Employers indicated below hereby agree that: (i) the Participating Employers shall assume all the rights, obligations and liabilities of a Participating Employer under the Plan; and (ii) Lyondell Chemical Company, its Board of Directors or its delegate(s) and, if different, the Plan Administrator of the Plan are designated as agents of the Participating Employers and may act for and on behalf of the Participating Employers in all matters pertaining to the Plan in the same manner in which such parties may act for Lyondell Chemical Company.

The Company:

LYONDELL CHEMICAL COMPANY

/s/ Gerald A. O’Brien
Gerald A. O’Brien
Vice President and General Counsel

The Participating Employers:

EQUISTAR CHEMICALS LP

/s/ Gerald A. O’Brien
Gerald A. O’Brien
Vice President and General Counsel

MILLENNIUM SPECIALTY CHEMICALS INC.

/s/ Gerald A. O’Brien
Gerald A. O’Brien
Vice President and General Counsel

HOUSTON REFINING LP

/s/ Gerald A. O’Brien
Gerald A. O’Brien
Vice President and General Counsel

BASELL USA INC.

/s/ Kevin E. Walsh
Kevin E. Walsh
President